SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 22, 2002

                               WTC INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)


           Minnesota                   0-19622             38-2308668
----------------------------     -------------------       ----------------
(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
      of incorporation)                                    Identification No.)


       1000 Apollo Road
       Eagan, Minnesota                              55121
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (651) 554-3140

Item 2.  Acquisition or Disposition of Assets

         On October 22, 2002, WTC Industries, Inc. (the "Company")'s wholly owned subsidiary, PentaPure, Incorporated, entered into an Assignment and a License Agreement with a small, privately held, component supplier. The assigned and licensed technology relates to the manufacturing and use of components for the Company's water filtration products. The consideration paid by PentaPure consisted of $2,000,000 in cash, of which $1,950,000 was paid and $50,000 was placed into escrow, and the surrender of a 6.9% stock ownership interest in the supplier, which PentaPure had previously purchased. Except for the surrendered stock ownership and limited product sales by the supplier to PentaPure in the ordinary course of business, there was no material relationship between the supplier or its principal shareholder, on the one hand, and the Company, PentaPure or any of their directors or officers or any associate of any such director or officer.

         The Company and PentaPure obtained the funds for the transaction by borrowing under their pre-existing term loan credit agreement with U.S. Bank National Association. The purchased technology and license agreement will be recorded as an asset on the Company's financial statements. The Company is in the process of determining the appropriate amortization period for the technology acquired.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         Exhibit 2.1     Assignment*
         Exhibit 2.2     License Agreement*

--------------------
* Certain information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential information under Rule 24b-2. Certain attachments to these exhibits have been omitted in accordance with Regulation S-B, Item 601(b)(2) and will be provided to the Commission upon request.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        WTC INDUSTRIES, INC.

                                        By     /s/ James Carbonari
                                          --------------------------------------
                                           James Carbonari, President
Dated: November 4, 2002


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